UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2015

Park Sterling Corporation

(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2015, Park Sterling Corporation (the “Company”) entered into a Senior Term Loan Agreement (the “Loan Agreement”) with Capital Bank Corporation, as lender, providing for a $30,000,000 unsecured senior term loan (the “Term Loan”). The Term Loan accrues interest at 4.75% per annum, payable semi-annually in arrears on June 18 and December 18 of each year. The Term Loan will mature on December 18, 2022, at which time all outstanding amounts under the Loan Agreement will become due and payable. The Term Loan may be prepaid by the Company at any time, subject to payment of a Yield Maintenance Amount as defined and described in the Loan Agreement. The Loan Agreement contains customary representations, warranties, covenants and events of default.

The description contained herein of the Term Loan and the Loan Agreement is qualified in its entirety by reference to the terms of the Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Senior Term Loan Agreement dated as of December 18, 2015 by and between Park Sterling Corporation and Capital Bank Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2015

PARK STERLING CORPORATION

	By:	/s/ David L. Gaines
David L. Gaines
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Senior Term Loan Agreement dated as of December 18, 2015 by and between Park Sterling Corporation and Capital Bank Corporation

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